UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55615	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 31, 2017, Energy 11 Operating Company, LLC, a wholly owned subsidiary of Energy 11, L.P. (together, the “Partnership”), closed on the purchase of all of the issued and outstanding limited liability company interests (“Transferred Interests”) of Kaiser Acquisition and Development – Whiting, LLC (“Target”), which represent an approximate average 10.5% additional non-operated working interest (“Additional Interest”) in 82 of the Partnership’s 216 existing producing wells and 150 of the Partnership’s 257 future development locations in the Sanish field located in Mountrail County, North Dakota (“Sanish Field Assets”). The Partnership funded a deposit of $1.0 million on March 9, 2017 to purchase the Transferred Interests, as previously disclosed in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2017.

Pursuant to the Interest Purchase Agreement (“Purchase Agreement”), dated March 8, 2017 by and among the Partnership, the Target, and Kaiser Acquisition and Development, LLC and George B. Kaiser (together, the “Seller”), the purchase price for the Transferred Interests was $53.0 million, subject to customary adjustments, consisting of (i) application of the deposit previously made of $1.0 million, (ii) payment of $19.0 million in cash and (iii) delivery of a promissory note (“Seller Note”) payable to the manager of the Seller in an original principal amount equal to $33.0 million, as discussed further in Item 2.03.

Prior to closing on this purchase, the Partnership owned an approximate 22-23% non-operated working interest in the Sanish Field Assets. With the closing on the Additional Interest, the Partnership’s non-operated working interest in the Sanish Field Assets increased to approximately 26-27%. Whiting Petroleum Corporation (NYSE:WLL), a publicly traded oil and gas company, operates the Sanish Field Assets.

The description of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 2.1 in Item 9.01 of the Partnership’s Current Report on Form 8-K filed on March 10, 2017. Audited Statements of Revenues and Direct Operating Expenses of the Target for the year ended December 31, 2016, and for the period from October 26, 2015 (inception) to December 31, 2015, along with the Partnership’s unaudited pro forma financial statements reflecting the purchases of the Sanish Field Assets as of and for the year ended December 31, 2016, are filed as Exhibit 99.1 and Exhibit 99.2 in Item 9.01 of this Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 31, 2017, the Partnership executed the Seller Note in favor of the manager of the Seller (Kaiser-Francis Management Company, L.L.C. as agent for the Seller) in the original principal amount of $33.0 million. The Seller Note bears interest at 5% per annum and is payable in full no later than August 1, 2017 (“Maturity Date”). There is no penalty for prepayment of the Seller Note. Payment of the Seller Note is secured by a mortgage and liens on the Additional Interest in the Sanish Field Assets in customary form.

The first interest payment is due April 30, 2017 and subsequent interest is due on the last day of each month until the Maturity Date. In addition to interest payments on the outstanding principal balance of the Seller Note, the Partnership is required to make a principal payment on or before April 28, 2017 in an amount equal to 100% of the net proceeds the Partnership receives from the sale of its equity securities in April 2017. If the Partnership sells any of its owned property, the Partnership is required to make a principal payment equal to 100% of the net proceeds of such sale until the principal amount of the Seller Note is paid in full.

The description of the Seller Note set forth above is only a summary and is qualified in its entirety by reference to the Seller Note, a copy of which is filed as Exhibit 10.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of business acquired

Audited Statements of Revenues and Direct Operating Expenses of Properties to be Acquired by Energy 11, L.P. from Kaiser Acquisition and Development – Whiting, LLC under Agreement dated March 8, 2017, for the year ended December 31, 2016 and the period from October 26, 2015 (inception) to December 31, 2015 are filed as Exhibit 99.1 to this current report on Form 8-K and are incorporated by reference herein

(b)  Pro forma financial information

Energy 11, L.P. Unaudited Pro Forma Condensed Combined Financial Statements as of and for the year ended December 31, 2016 are filed as Exhibit 99.2 to this current report on Form 8-K and are incorporated by reference herein

(d)  Exhibits

Exhibit Number	Title of Document

2.1
Interest Purchase Agreement dated March 8, 2017 among Energy 11 Operating Company, LLC, Kaiser Acquisition and Development – Whiting, LLC, Kaiser Acquisition and Development, LLC and George B. Kaiser (incorporated by reference to Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed March 10, 2017).

10.1	Secured Promissory Note dated March 31, 2017 executed by Energy 11 Operating Company, LLC in favor of Kaiser-Francis Management Company, L.L.C.
23.1	Consent of HoganTaylor LLP.
99.1
Audited Statements of Revenues and Direct Operating Expenses of Properties to be Acquired by Energy 11, L.P. from Kaiser Acquisition and Development – Whiting, LLC under Agreement dated March 8, 2017, for the year ended December 31, 2016 and the period from October 26, 2015 (inception) to December 31, 2015.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements of Energy 11, L.P. as of and for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2017

ENERGY 11, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy 11 GP, LLC